UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2013

RIGHTSCORP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-171486	33-1219445
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

3100 Donald Douglas Loop North

Santa Monica, CA 90405

(Address of principal executive offices) (zip code)

(310) 751-7510

(Registrant’s telephone number, including area code)

Copies to:

Gregory Sichenzia, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Rightscorp, Inc. on October 28, 2013, solely to include a Management’s Discussion and Analysis of Financial Condition and Results of Operations relating to the financial condition and results of operations of Rightscorp, Inc., for each of the nine month periods ended September 30, 2013 and 2012, as well as financial statements and related notes for such periods.

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Item 2.01 Completion of Acquisition or Disposition of Assets

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of the results of operations and financial condition of Rightscorp, Inc. for the fiscal year ended December 31, 2012 and the period January 20, 2011 (inception) to December 31, 2011, and for the nine months ended September 30, 2013 and 2012, should be read in conjunction with the financial statements of Rightscorp, Inc., and the notes to those financial statements that are included elsewhere in this Form 8-K. This discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as Rightscorp Delaware’s plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors and Business sections in this 8-K. Words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

Critical Accounting Policies and Estimates

Basis of Presentation

These financial statements have been prepared using the basis of accounting generally accepted in the United States of America. The financial statements as of December 31, 2012 and for September 30, 2013, reflect all adjustments, which, in the opinion of management, are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company does not currently have any instruments requiring fair value accounting disclosures. The Company’s financial instruments comprise the note payable, in which the carrying value approximates fair value due to their current maturities.

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly- liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Revenue Recognition

The Company generates revenue from the sale of a service to copyright owners under which copyright owners retain the Company to identify and collecting settlement payments from Internet users who have infringed on their copyrights. Revenue is recognized when the ISP’s subscriber pays the fee

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Income Taxes

The Company utilizes FASB ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax asset through net operating loss carry-forward. However, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the net operating loss carry forward prior to its expiration.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

Recent Accounting Pronouncements

There are no recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on its financial position, results of operations, or cash flows.

Results of Operations

Nine months ended September 30, 2013 Compared To Nine months ended September 30, 2012

Revenues. We generated revenues of $166,875 during the nine months ended September 30, 2013, an increase of $123,063 as compared to $43,812 for the nine months ended September 30, 2012. This increase in revenue was driven by an increase in the number of copyrights for which we have contracts to detect infringements of, from approximately 12,000 on December 31, 2012 to approximately 20,000 on September 30, 2013.

Operating Expenses. We incurred operating expenses of $1,268,312 during the nine months ended September 30, 2013, an increase of $581,386, as compared to $686,926 for the nine months ended September 30, 2012. We pay copyright holders a percentage of the revenue we collect. This increase was due to increased fees paid to copyright holders in the period. General and administrative expenses were $1,093,363 for the period ended September 30, 2013, compared to $590,207 for the nine months ended September 30, 2012, an increase of $503,156 due to increased patent costs and travel and other expenses related to securing financing. Sales and marketing costs were $67,960 for the period ended September 30, 2013 compared to $57,574 for the nine months ended September 30, 2012, an increase of $10,386 due to increased presence at industry conferences to meet potential clients. Depreciation and amortization expenses were $23,552 during the nine months ended September 30, 2013, an increase of $6,313, as compared to $17,239 for the nine months ended September 30, 2012.

Other Expense. Other expense totaled $212,656 during the nine months ended September 30, 2013, an increase of $155,544 from the nine months ended September 30, 2012, due to interest owed on convertible notes used to finance our operations.

As a result of the foregoing, during the nine months ended September 30, 2013, we recorded a net loss of $1,314,093 compared to $700,226 for the nine months ended September 30, 2012.

Liquidity and Capital Resources

Overview

As of September 30, 2013 the Company had cash and equivalents of $122,845, which we estimate will be sufficient to sustain our operations for five months. We expect that it will take approximately $1,000,000 to operate the Company over the next 12 months. We anticipate that the $750,000 in needed capital will come from the $2.0 million financing transaction entered into with Hartford Equity Inc. (see page 2 of this report).

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Our current cash requirements are significant based upon our plan to develop our intellectual property and grow our business. Beyond the Financing transaction entered into with Hartford Equity Inc., we may in the future use debt and equity financing to fund operations, as we look to expand and fund development of our products and services and changes in our operating plans, increased expenses, acquisitions, or other events, may cause us to seek additional financing sooner than anticipated. There are no assurances that we will be able to raise such required working capital on terms favorable, or that such working capital will be available on any terms when needed. The terms of such working capital may result in substantial dilution to existing shareholders. Any failure to secure additional financing may force the Company to modify its business plan. In addition, we cannot be assured of profitability in the future.

Nine months ended September 30, 2013 Compared To Nine months ended September 30, 2012

The Company had cash and equivalents of $122,845 and $9,812 at September 30, 2013 and September 30, 2012, respectively.

Operating Activities

During the nine months ended September 30, 2013, we used $633,485 of cash in operating activities. Non-cash adjustments included $23,552 related to the depreciation and amortization, $74,324 for common stock issued for service, $91,947 for warrants issued for service, $150,034 related to amortization of discount on convertible debt, and net changes in operating assets and liabilities of $340,751.

During the nine months ended September 30, 2012, we used $384,515 of cash in operating activities. Non-cash adjustments included $17,239 related to the depreciation and amortization, $46,018 warrants issued for service, $44,956 related to amortization of discount on convertible debt, and net changes in operating assets and liabilities of $207,498.

Investing Activities

During the nine months ended September 30, 2013, we acquired equipment in the aggregate amount of $8,699 related to office operations. During the nine months ended September 30, 2012, we acquired equipment in the aggregate amount of $20,598 related to office operations.

Financing Activities

Financing activities provided $754,980 to us during the nine months ended September 30, 2013. We received $404,980 in net proceeds from convertible notes, $150,000 in proceeds from notes payable, and $200,000 in proceeds from related party debts. Financing activities provided $414,925 during the nine months ended September 30, 2012. We received $365,000 in proceeds from convertible notes, $80,000 from the sale of preferred stock, repaid $29,520 in related party debts, and paid off a bank overdraft of $555. As of September 30, 2013, we had an accumulated deficit of $3,511,986.

Item 9.01 Financial Statements and Exhibits.

Item 9.01 of the Form 8-K is hereby amended and supplemented as follows:

(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), Rightscorp, Inc.’s financial statements for each of the nine month periods ended September 30, 2013 and 2012, are included after the signature page.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHTSCORP, INC.

Dated: November 14, 2013	By:	/s/ Christopher Sabec
Name: Christopher Sabec
Title: Chief Executive Officer

Dated: November 14, 2013	By:	/s/ Robert Steele
Name: Robert Steele
Title: Chief Financial Officer

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FINANCIAL STATEMENTS

RIGHTSCORP, INC.

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Rightscorp, Inc.

Balance Sheets

	September 30, 2013	December 31, 2012
	(Unaudited)
Assets
Assets
Cash	$122,845	$10,049
Prepaid expenses	24,990	28,883
Other current asset	-	5,698
Total Current Assets	147,835	44,630
Other Assets
Fixed assets, net	26,672	28,851
Intangible assets, net	38,025	50,700
Total Assets	$212,532	$124,181

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable and accrued liabilities	$846,034	$514,874
Convertible notes payable, net of discount of $83,445 and $101,551	942,061	518,975
Notes payable	150,000
Notes payable - Related party	200,000	-
Total Current Liabilities	2,138,095	1,033,849
Total Liabilities	2,138,095	1,033,849

Stockholders’ Deficit:
Preferred stock, $.001 par value; 10,000,000 shares authorized; 3,220,000 and 3,220,000 shares issued and shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	3,220	3,220
Common stock, $.001 par value; 250,000,000 shares authorized; 9,957,432 and 9,660,135 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	9,957	9,660
Additional paid in capital	1,573,246	1,275,345
Accumulated deficit	(3,511,986)	(2,197,893)
Total stockholders’ deficit	(1,925,563)	(909,668)
Total Liabilities and Stockholders’ Deficit	$212,532	$124,181

See accompanying notes to financial statements

F-1

Rightscorp, Inc.

Statements of Operations

(Unaudited)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2013	September 30, 2012
Revenue	$166,875	$43,812

Operating expenses:
Copyright Holder fees	83,437	21,906
General and administrative	1,093,363	590,207
Sales and marketing	67,960	57,574
Depreciation and amortization	23,552	17,239
Total operating expenses	1,268,312	686,926

Loss from operations	(1,101,437)	(643,114)

Other income (expenses):
Interest expense	(212,656)	(57,112)
Total non-operating expenses	(212,656)	(57,112)

Loss from operations before income taxes	(1,314,093)	(700,226)

Provision for income taxes	-	-

Net loss	$(1,314,093)	$(700,226)

Net loss per share – basic and diluted	$(0.13)	$(0.07)

Weighted average common shares – basic and diluted	9,809,280	9,525,000

See accompanying notes to financial statements

F-2

Rightscorp, Inc.

Statement of Stockholders’ Deficit

(Unaudited)

	Preferred stock		Common stock		Additional Paid in	Accumulated	Total Stockholders’
	Stock	Amount	Stock	Amount	Capital	Deficit	Deficit
Balance at December 31, 2012 (audited)	3,220,000	$3,220	9,660,135	$9,660	$1,275,345	$(2,197,893)	$(909,668)
Common stock issued for service	-	-	297,297	297	74,027	-	74,324
Warrants issued for service	-	-	-	-	91,947	-	91,947
Warrants issued pursuant to financing	-	-	-	-	131,927	-	131,927
Net loss	-	-	-	-	-	(1,314,093)	(1,314,093)
Balance at September 30, 2013	3,220,000	$3,220	9,957,432	$9,957	$1,573,246	$(3,511,986)	$(1,925,563)

See accompanying notes to financial statements

F-3

Rightscorp, Inc.

Statements of Cash Flows

(Unaudited)

	Nine Months Ended	Nine Months Ended
	September 30, 2013	September 30, 2012
Cash Flows from Operating Activities
Net loss	$(1,314,093)	$(700,226)
Adjustments to reconcile net loss to net cash used in operating activities:	-	-
Depreciation and Amortization	23,552	17,239
Common stock issued for service	74,324	-
Warrants issued for service & compensation	91,947	46,018
Amortization of discount on convertible debt	150,034	44,956
Changes in operating assets and liabilities:
Decrease in prepaid expense	3,893	-
Decrease in other current asset	5,698	(9,972)
Increase in accounts payable and accrued liabilities	331,160	217,470
Net cash used in operating activities	(633,485)	(384,515)

Cash Flows from Investing Activities:
Purchases of equipment and furniture	(8,699)	(20,598)
Net cash used in investing activities	(8,699)	(20,598)

Cash Flows from Financing Activities
Proceeds from convertible notes	484,980	365,000
Repayment of convertible notes	(80,000)	-
Proceeds from notes payable	150,000
Preferred stock issued for cash	-	80,000
Proceeds from related party debt	200,000	-
Payments on related party debt	-	(29,520)
Change in bank overdraft	-	(555)
Net cash provided by financing activities	754,980	414,925

Net increase (decrease) in cash	112,796	9,812

Cash, beginning of period	10,049	-

Cash, end of period	$122,845	$9,812

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$-	$-
Cash paid during the period for income taxes	$-	$-

Non-Cash Investing & Financing Disclosure
Warrants issued as discount on convertible debt	131,927	102,668

See accompanying notes to financial statements

F-4

RIGHTSCORP, INC.

NOTES TO FINANCIAL STATEMENTS

For the Nine months ended September 30, 2013

Note 1 – Nature of the Business

The Company was organized under the laws of the State of Delaware on January 20, 2011(“Inception”),and its fiscal year end is December 31.

The Company has developed products and intellectual property rights relating to policing copyright infringement on the Internet. The Company is dedicated to the vision that digital creative works should be protected economically so that the next generation of great music, movies, video games and software can be made and their creators can prosper. The Company has a patent-pending, proprietary method for solving copyright infringement by collecting payments from illegal downloaders via notifications sent to their ISP’s.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

These financial statements have been prepared using the basis of accounting generally accepted in the United States of America. The unaudited financial statements as of September 30, 2013 and September 30, 2012 reflect all adjustments which, in the opinion of management, are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company does not currently have any instruments requiring fair-value accounting disclosures.

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. As of September 30, 2013 and December 31, 2012 the Company had no cash equivalents.

Advertising

The Company expenses advertising costs as incurred. For the nine months ended September 30, 2013 and September 30, 2012, advertising expenses were $16,089 and $500, respectively.

Capitalization of Fixed Assets

The Company capitalizes expenditures related to property and equipment, subject to a minimum rule, that have a useful life greater than one year for: (1) assets purchased; (2) existing assets that are replaced, improved or the useful lives have been extended; or (3) all land, regardless of cost. Acquisitions of new assets, additions, replacements and improvements (other than land) costing less than the minimum rule in addition to maintenance and repair costs, including any planned major maintenance activities, are expensed as incurred.

Capitalization of Intangible Assets

The Company records the purchase on intangible assets not purchased in a business combination in accordance with the ASC Topic 350.

F-5

Concentrations of Risk

We derived approximately 36% of our revenues from a contract with one customer in 2012. For the nine months ended September 30, 2013, we derived approximately 54% of our sales from contracts with two customers. Our standard contract with customers is for an initial six month term, and renews automatically for successive one month terms, unless either party terminates upon 30 days’ written notice to the other party.

The Company’s bank accounts are deposited in insured institutions. At September 30, 2013 and December 31, 2012, the Company’s bank deposits did not exceed the insured amounts.

Impairment of Long-Lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under FASB ASC 360-10-35-17, if events or circumstances indicate that their carrying amount might not be recoverable. When the Company determines that an impairment analysis should be done, the analysis will be performed using the rules of FASB ASC 930-360-35, Asset Impairment, and 360-10 through 15-5, Impairment or Disposal of Long-Lived Assets.

Revenue Recognition

The Company generates revenue from the sale of a service to copyright owners under which copyright owners retain the Company to identify and collect settlement payments from Internet users who have infringed on their copyrights. Revenue is recognized when the ISP responds to a notice provided by the Company, and pays the fee which acts as a wavier to the infringement against the copyright owner.

Income Taxes

The Company utilizes FASB ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax asset through net operating loss carry-forward. However, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the net operating loss carry forward prior to its expiration.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

Recent Accounting Pronouncements

There are no recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on its financial position, results of operations, or cash flows.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had a cumulative net loss from inception (January 20, 2011) to September 30, 2013 of $3,511,986. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. If the Company is unable to obtain adequate capital it could be forced to cease development of operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowing and sales of common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-6

Note 3 – Merger with Rightscorp Nevada

On October 25, 2013 (the “Closing Date”), Rightscorp, Inc., a Nevada corporation (the “Rightscorp Nevada”) entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”), with Rightscorp Merger Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Rightscorp Nevada (the “Subsidiary”) and Rightscorp, Inc., a Delaware corporation (“Rightscorp Delaware” or “Rightscorp”). Pursuant to the Merger Agreement, (i) the Subsidiary merged into Rightscorp Delaware, such that Rightscorp Delaware became a wholly-owned subsidiary of Rightscorp Nevada, (ii) Rightscorp Nevada issued (a) 45,347,102 shares (the “Acquisition Shares”), of Rightscorp Nevada’s common stock to the shareholders of Rightscorp Delaware representing approximately 65.9% of Rightscorp Nevada’s aggregate issued and outstanding common stock following the closing of the Merger Agreement (following the Share Cancellation and the Private Placement, each as defined below), in exchange for all of the issued and outstanding shares of common stock of Rightscorp Delaware, (b) outstanding warrants to purchase 1,831,969 shares of common stock of Rightscorp Delaware were converted into outstanding warrants to purchase 5,312,703 shares of common stock of Rightscorp Nevada, and (iv) outstanding convertible notes in the aggregate amount of $233,844 (including outstanding principal and accrued interest thereon) of Rightscorp Delaware were amended to be convertible into shares of common stock of Rightscorp Nevada at a conversion price of $0.1276.

In connection with the Merger Agreement and the Financing (defined below), as of the Closing Date Rightscorp Nevada issued and sold an aggregate of 950,000 units (the “Private Placement”), for a purchase price of $0.50 per unit, with each unit consisting of one share of common stock and a five-year warrant to purchase one share of common stock with an exercise price of $0.75 (the “Private Placement Warrants”).

In connection with the Merger Agreement and the Private Placement, Rightscorp Nevada relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(a)(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by Rightscorp Nevada in accordance with the requirements of the Securities Act of 1933.

In connection with the Merger Agreement and the Private Placement, in addition to the foregoing:

(i) Effective on the Closing Date, 21,000,000 shares of common stock were returned to Rightscorp Nevada for cancellation (the “Share Cancellation”).

(ii) Effective on the Closing Date, Lester Martinez resigned as officer and director of Rightscorp Nevada, and the following individuals were appointed as executive officers and directors of Rightscorp Nevada:

Name	Title
Christopher Sabec	Chief Executive Officer, President and Chairman
Robert Steele	Chief Financial Officer, Chief Operating Officer, Chief Technology Officer, Director
Brett Johnson	Director

(iii) As previously disclosed, effective July 15, 2013, Rightscorp Nevada amended its articles of incorporation to change its name from “Stevia Agritech Corp.” to “Rightscorp, Inc.”

(iv) As previously disclosed, on June 18, 2013, Rightscorp Nevada entered into a financing agreement (the “Financing Agreement”) with Hartford Equity Inc. (“Hartford”), under which Hartford agreed to purchase, directly or through its associates an aggregate of $2,050,000 of common stock and warrants (the “Financing”). The Private Placement described above will be deemed part of the Financing such that as of the Closing Date Rightscorp Nevada has closed on $475,000 of the Financing (which amounts were advanced by Rightscorp Nevada to Rightscorp Delaware prior to the Closing Date and cancelled as intercompany loans on the Closing Date) and Hartford, directly or through its associates, has agreed to purchase an additional $1,575,000 in common stock and warrants from Rightscorp Nevada within 14 months from the Closing Date.

F-7

Note 4 – Fixed Assets and Intangible Assets

As of September 30, 2013 and December 31, 2012, fixed assets and intangible assets consisted of the following:

	September 30, 2013	December 31, 2012
Furniture and Equipment	$46,907	$38,208
Less accumulated depreciation	(20,235)	(9,358)
Fixed assets, net	$26,672	$28,850

	September 30, 2013	December 31, 2012
Intangible assets	84,500	84,500
Less accumulated depreciation	(46,475)	(33,800)
Intangible assets, net	$38,025	$50,700

Depreciation and amortization expense for the periods ended September 30, 2013 and December 31, 2012 was $23,552 and $18,510, respectively. Annual amortization expense will be $16,900 per year through 2015.

Note 5 – Accounts Payable and Accrued Liabilities

As of September 30, 2013 and December 31, 2012, accounts payable and accrued liabilities consisted of the following:

	September 30, 2013	December 31, 2012
Accrued payroll	$329,987	$280,668
Accrued legal fees	18,620	107,218
Accrued interest	74,214	18,933
Other	423,213	108,055
Total	$846,034	$514,874

Note 6 –Notes Payable

Pursuant to the Financing (see Note 3), on June 18, 2013, the Company issued a promissory note (the “Note”) to Rightscorp Nevada, in accordance with a letter of intent (LOI), in which Rightscorp Nevada agreed to advance $200,000 in immediately available funds to the Company (the “LOI Advance”) pursuant to the terms of a promissory note.  Upon the closing of the Merger Agreement, the Note was cancelled as an intercompany loan.

On July 23, and September 10, 2013, the Company issued additional promissory notes in the amounts of $100,000 and $50,000 to Rightscorp Nevada in connection with the Financing (see Note 3). Subsequent to September 20, 2013 upon the closing of the Merger Agreement, these notes were cancelled as intercompany loans.

During the nine months ended September 30, 2013 and 2012, the Company recorded an interest expense of $3,850 related to these notes.

Note 7 – Convertible Notes Payable

Between January 3, 2013 and September 26, 2013, the Company borrowed an aggregate of $484,980 under convertible notes from external parties for use as operating capital. The parties entered into convertible notes payable agreements, which make the Company liable for repayment of the principal and 10% annual interest by the agreements’ expiration dates ranging between October 2, 2013 and June 26, 2014. The notes are secured and mature nine months from the issuance date. Until the maturity date, the holders may elect to convert the note in whole or in part into preferred shares at the price of $0.37. During the nine months ended September 30, 2013, an aggregate of $80,000 of principal and $6,847 of interest was repaid to the holders.

Attached to these notes the Company issued warrants that were recorded as a debt discount at an initial aggregate value of $131,927. The value of these warrants, along with the value of previously issued warrants,was amortized during the nine months ended September 30, 2013, resulting in a final debt discount balance of $83,445 as of September 30, 2013.

The Company evaluated these convertible notes for derivatives and determined that they do not qualify for derivative treatment.

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Note 8 – Capital Stock

The total number of shares of all classes of capital stock, which the Company is authorized to issue, is 30,000,000 shares, consisting of 20,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”). The Preferred Stock shall be divided into series. The first series shall consist of 7,500,000 shares of Preferred Stock which shall be designated as “Series A Preferred Stock”. The remaining shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company is authorized to provide for the issuance of shares of Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and relative, participating, optional or other special rights, if any, if each series and the qualifications, limitations and restrictions thereof. During the nine months ended September 30, 2013 the Company issued 297,297 shares of common stock for services valued at $74,324. As of the nine months ended September 30, 2013 there are 9,957,432 shares of common stock outstanding and 3,220,000 shares of Series A Preferred Stock outstanding.

Note 9 - Stock Warrants

During the nine months ended September 30, 2013, the Company issued warrants to purchase 667,413 shares of its common stock at an exercise price of $0.25 per share. Warrants to purchase 393,224 shares of restricted common stock were issued to note holders pursuant to notes, and warrants to purchase 274,189 shares were issued for services.

Using the Black-Scholes method, warrants issued during the nine months ended September 30, 2013 were valued at $223,874. The following weighted-average assumptions were used in the Black-Scholes calculation:

	September 30, 2013	December 31, 2012
Expected term (years)	5	5
Expected volatility	140%	140%
Risk-free interest rate	0.76-1.62%	0.83-2.24%
Dividend yield	0%	0%

A summary of the Company’s warrant activity during the nine months ended September 30, 2013 is presented below:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Balance outstanding, December 31, 2012	1,124,012	$0.25	4.38
Granted	667,413	0.25	4.70
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Balance outstanding, September 30, 2013	1,791,425	$0.25	4.03
Exercisable, September 30, 2013	1,791,425	$0.25	4.03

Note 10 – Commitments & Contingencies

Since May 31, 2012 the Company leases their office space on a month-to-month basis at a fixed rate of $2,600 per month.

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Note 11 – Subsequent Events

On October 2, 2013, we borrowed an aggregate of $50,000 under convertible note from external party for use as operating capital. The party entered into convertible note payable agreement, which makes the Company liable for repayment of the principal and 10% annual interest by the agreements’ expiration date on July 2, 2014. The note is secured and mature nine months from the issuance date. Until the maturity date, the holder may elect to convert the note in whole or in part into preferred shares at the price of $0.37.

On October 2, 2013, we issued warrants to purchase 40,541 shares of our restricted common stock. The shares were issued to a note holder pursuant to note at $0.25 per share.

On October 2, 2013, we issued 2,459,498 shares of restricted common stock. The shares were issued to note holders pursuant to a Note exchange at $0.37 per share.

On October 25, 2013 (the “Closing Date”), Rightscorp, Inc., a Nevada corporation (“Rightscorp Nevada”) entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”), with Rightscorp Merger Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Rightscorp Nevada (the “Subsidiary”) and Rightscorp, Inc., a Delaware corporation (“Rightscorp Delaware” or “Rightscorp”) (see Note 3). Pursuant to the Merger Agreement, (i) the Subsidiary merged into Rightscorp Delaware, such that Rightscorp Delaware became a wholly-owned subsidiary of Rightscorp Nevada, (ii) the Company issued (a) 45,347,102 shares (the “Acquisition Shares”), of Rightscorp Nevada’s common stock to the shareholders of Rightscorp Delaware representing approximately 65.9% of Rightscorp Nevada’s aggregate issued and outstanding common stock following the closing of the Merger Agreement (following the Share Cancellation and the Private Placement), in exchange for all of the issued and outstanding shares of common stock of Rightscorp Delaware, (b) outstanding warrants to purchase 1,831,969 shares of common stock of Rightscorp Delaware were converted into outstanding warrants to purchase 5,312,703 shares of common stock of Rightscorp Nevada, and (iv) outstanding convertible notes in the aggregate amount of $233,844 (including outstanding principal and accrued interest thereon) of Rightscorp Delaware were amended to be convertible into shares of common stock of Rightscorp Nevada at a conversion price of $0.1276.

On November 1, 2013, in connection with the Financing (see Note 3), we borrowed $150,000 from Rightscorp Nevada. Upon the closing of the Merger Agreement, the loan was cancelled as an intercompany loan.

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